UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019 (August 29, 2019)
 ____________________

CELADON GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34533	13-3361050
(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street, Indianapolis, IN 46235
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (317) 972-7000
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.          Entry into a Material Definitive Agreement.
As previously disclosed, on July 31, 2019, Celadon Group, Inc., a Delaware corporation (the “Company”), entered into a Warrant Purchase Agreement (the “Purchase Agreement”) with Luminus Energy Partners Master Fund Ltd. (“Luminus”) pursuant to which Luminus acquired (i) an immediately exercisable warrant to purchase 16,000,000 shares of the Company’s Common Stock, par value $0.033 per share (the “Common Stock”), or the Company’s Series B Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), convertible into Common Stock (the “Initial Warrant”), and (ii) a warrant to purchase 5,472,845 shares of Common Stock, or Series B Preferred Stock convertible into Common Stock, that becomes exercisable only upon a Change in Control, as defined in such warrant (the “Change in Control Warrant” and, together with the Initial Warrant, the “Luminus Warrants”). The number of shares of Common Stock or Series B Preferred Stock underlying the Luminus Warrants is subject to adjustment under certain circumstances, as further described in the Luminus Warrants.
On August 29, 2019, as contemplated by Section 6.5 of the Purchase Agreement, the Board of Directors (the “Board”) of the Company approved Amendment No. 1 (the “First Amendment”) to the Company’s Tax Benefits Preservation Plan, dated as of August 9, 2018 (the “Tax Benefits Preservation Plan”), by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”) for the purpose of amending the Tax Benefits Preservation Plan to (i) render it inapplicable to the Purchase Agreement, the execution thereof, the public disclosure thereof, and the performance and consummation of the transactions contemplated thereby, including, without limitation, the issuance of, or the right to be issued, the Luminus Warrants to Luminus and any acquisition of Beneficial Ownership (as defined in the Tax Benefits Preservation Plan) by Luminus of any shares of Common Stock or Series B Preferred Stock upon the exercise of the Luminus Warrants or otherwise pursuant to the Purchase Agreement, and any shares of Common Stock which may be acquired by Luminus upon the conversion of the Series B Preferred Stock into Common Stock; and (ii) exempt Luminus and its affiliates from the Tax Benefits Preservation Plan for all purposes. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Tax Benefits Preservation Plan.
In particular, the First Amendment provides that (i) Luminus and its affiliates shall be Exempt Persons under the Tax Benefits Preservation Plan for all purposes, including, without limitation, as a result of the consummation of the transactions contemplated by the Purchase Agreement, the issuance of, or the right to be issued, the Luminus Warrants to Luminus, the exercise by Luminus of the Luminus Warrants, the acquisition by Luminus of Beneficial Ownership of shares of Common Stock or Series B Preferred Stock issued or issuable upon the exercise of the Luminus Warrants, the conversion by Luminus of, or right to convert, any shares of Series B Preferred Stock acquired upon the exercise of the Luminus Warrants into Common Stock, any other acquisition by Luminus or any of its affiliates of, or the right to acquire, Beneficial Ownership of shares of Common Stock, Series B Preferred Stock, or other equity securities of the Company, or any acquisition by Luminus or any of its affiliates of, or the right to acquire, any derivative securities (as defined under Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that derive their value from the value of any equity security of the Company, and (ii) a Distribution Date, Stock Acquisition Date, Section 11(a)(ii) Event, or Triggering Event shall not be deemed to occur solely by virtue of, or a result of, any of the events described in the immediately preceding clause (i), in each case as set forth in the First Amendment.
The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of each of (i) the Tax Benefits Preservation Plan which was attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2018 and is incorporated herein by reference, and (ii) the First Amendment, which is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.          Material Modification to Rights of Security Holders.
See the description set forth in “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.
Item 9.01.          Financial Statements and Exhibits.
(d)          Exhibits
Exhibit	Description
4.5
Amendment No. 1, dated as of August 29, 2019, to the Tax Benefits Preservation Plan, dated as of August 9, 2018, by and between Celadon Group, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.
(Registrant)

Date: September 5, 2019	By:	/s/ Vincent Donargo
Vincent Donargo Chief Financial Officer